Filed Pursuant to Rule 424(b)(3)
Registration No. 333-276893

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

Mailing Address: P.O. Box 5423, Cincinnati OH 45201-5423

Administrative Office: 191 Rosa Parks Street, Cincinnati, Ohio 45202

Annuity Services: 1-800-789-6771

INDEX ACHIEVER ADVISORY® ANNUITY

INDEX ACHIEVER® ANNUITY

Supplement Dated November 15, 2024

to Prospectus Dated May 1, 2024

This supplement is intended to update certain information in the prospectus you received for the Index Achiever Advisory Annuity and the Index Achiever Annuity. All other provisions outlined in the Index Achiever Advisory prospectus and the Index Achiever Annuity prospectus remain unchanged. Unless otherwise indicated, terms used in this supplement have the same meaning as in the Index Achiever Advisory prospectus and the Index Achiever Annuity prospectus.

The table in the “Indexed Strategies” subsection of the “Summary” section of the Index Achiever Advisory prospectus and the table in the “Available Indexed Strategies” subsection of the “Indexed Strategies” section of the Index Achiever Advisory prospectus are each replaced in its entirety with the following:

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
S&P 500 1-year -10% Floor with Cap	S&P 500®	1-year	-10% Floor	Cap

S&P 500 1-year 10% Buffer with Cap	S&P 500®	1-year	10% Buffer	Cap

S&P 500 1-year 10% Buffer with Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 10% Buffer with Dual Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 20% Buffer with Cap*	S&P 500®	1-year	20% Buffer	Cap

S&P 500 1-year 20% Buffer with Performance Trigger*	S&P 500®	1-year	20% Buffer	Trigger Rate

S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate	S&P 500®	1-year	50% Downside Participation Rate	Upside Participation Rate

S&P 500 3-year 10% Buffer with Upside Participation Rate*	S&P 500®	3-year	10% Buffer	Upside Participation Rate

S&P 500 3-year 20% Buffer with Upside Participation Rate*	S&P 500®	3-year	20% Buffer	Upside Participation Rate

S&P 500 6-year 10% Buffer with Upside Participation Rate	S&P 500®	6-year	10% Buffer	Upside Participation Rate

S&P 500 6-year 20% Buffer with Upside Participation Rate*	S&P 500®	6-year	20% Buffer	Upside Participation Rate

iShares MSCI EAFE ETF 1-year 10% Buffer with Cap	iShares MSCI EAFE ETF	1-year	10% Buffer	Cap

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
iShares MSCI EAFE ETF 1-year 50% Downside Participation Rate with Upside Participation Rate	iShares MSCI EAFE ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

iShares U.S. Real Estate ETF 1-year 10% Buffer with Cap	iShares U.S. Real Estate ETF	1-year	10% Buffer	Cap

iShares U.S. Real Estate ETF 1-year 50% Downside Participation Rate with Upside Participation Rate	iShares U.S. Real Estate ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

SPDR Gold Shares ETF 1-Year 50% Downside Participation Rate with Upside Participation Rate	SPDR Gold Shares ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

SPDR Gold Shares ETF 1-Year 10% Buffer with Cap	SPDR Gold Shares ETF	1-year	10% Buffer	Cap

First Trust Barclays Edge 1-year 10% Buffer with Upside Participation Rate*	First Trust Barclays Edge	1-year	10% Buffer	Upside Participation Rate

First Trust Barclays Edge 1-year 50% Downside Participation Rate with Upside Participation Rate*	First Trust Barclays Edge	1-year	50% Downside Participation Rate	Upside Participation Rate

Russell 2000 6-year 10% Buffer with Upside Participation Rate*	Russell 2000®	6-year	10% Buffer	Upside Participation Rate

Russell 2000 6-year 20% Buffer with Upside Participation Rate*	Russell 2000®	6-year	20% Buffer	Upside Participation Rate

The table in the “Indexed Strategies” subsection of the “Summary” section of the Index Achiever prospectus and the table in the “Available Indexed Strategies” subsection of the “Indexed Strategies” section of the Index Achiever prospectus are each replaced in its entirety with the following:

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
S&P 500 1-year -10% Floor with Cap	S&P 500®	1-year	-10% Floor	Cap

S&P 500 1-year 10% Buffer with Cap	S&P 500®	1-year	10% Buffer	Cap

S&P 500 1-year 10% Buffer with Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 10% Buffer with Dual Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 20% Buffer with Cap*	S&P 500®	1-year	20% Buffer	Cap

S&P 500 1-year 20% Buffer with Performance Trigger*	S&P 500®	1-year	20% Buffer	Trigger Rate

S&P 500 6-year 10% Buffer with Upside Participation Rate	S&P 500®	6-year	10% Buffer	Upside Participation Rate

S&P 500 6-year 20% Buffer with Upside Participation Rate*	S&P 500®	6-year	20% Buffer	Upside Participation Rate

iShares MSCI EAFE ETF 1-year 10% Buffer with Cap	iShares MSCI EAFE ETF	1-year	10% Buffer	Cap

SPDR Gold Shares ETF 1-Year 10% Buffer with Cap	SPDR Gold Shares ETF	1-year	10% Buffer	Cap

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
First Trust Barclays Edge 1-year 10% Buffer with Upside Participation Rate*	First Trust Barclays Edge	1-year	10% Buffer	Upside Participation Rate

First Trust Barclays Edge 1-year 50% Downside Participation Rate with Upside Participation Rate*	First Trust Barclays Edge	1-year	50% Downside Participation Rate	Upside Participation Rate

Russell 2000 6-year 10% Buffer with Upside Participation Rate*	Russell 2000®	6-year	10% Buffer	Upside Participation Rate

Russell 2000 6-year 20% Buffer with Upside Participation Rate*	Russell 2000®	6-year	20% Buffer	Upside Participation Rate

If you have any questions about this supplement, please call 1-800-789-6771 or contact your investment advisor.

Please retain this supplement for future reference.